EMPLOYMENT AGREEMENT



         EMPLOYMENT AGREEMENT (the "AGREEMENT") made as of the 4th day of February, 2008 ("EFFECTIVE DATE") by and between Environmental Solutions Worldwide, Inc., a Florida corporation (the "COMPANY"), and Stefan Boekamp ("EMPLOYEE").

                              W I T N E S S E T H :
                               - - - - - - - - - -


         WHEREAS, the Company wishes to retain Employee as Vice President of Operations pursuant to the terms and conditions hereinafter set forth; and

         WHEREAS, Employee desires to work for the Company on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. EMPLOYMENT; TERM. Effective the date first written above, the Company hereby employs Employee, and Employee hereby accepts employment with the Company, in accordance with and subject to the terms and conditions set forth herein. The term of this Agreement shall commence on the day first written above and, unless earlier terminated in accordance with Paragraph 5 hereof, shall terminate two years from the Effective Date (the "TERM"), unless sooner terminated as provided in this Agreement.

         2. DUTIES

                  (a) During the Term, Employee shall serve as Vice President of Operations.

                  (b) Employee shall have such authority and responsibility as may reasonably be assigned to him by the Chief Executive Officer, President and or Board of Directors of the Company in its discretion.

                  (c) During the Term, Employee shall devote the majority of his business time and best efforts to the business and affairs of the Company, except as otherwise specifically permitted by the Company.

                  For purposes of this section 2 (c) "MAJORITY" shall mean a minimum of forty (40) hours per week.

         3. SALARY, BONUSES AND BENEFITS. As compensation and consideration for the performance by Employee of his obligations to the Company under this Agreement, Employee shall be entitled to the compensation and benefits described in EXHIBIT A attached hereto and made a part hereof (subject, in each case, to the provisions of Section 5 hereof).

         4. EXPENSES. The Company agrees to reimburse Employee for all reasonable and necessary travel, business entertainment, office materials, and other business expenses. Such reimbursements shall be made by the Company within a reasonable time in accordance with the Company's standard procedures. Employee agrees to obtain written approval from an authorized officer of the Company of expenses, and always provide vouchers for all of said expenses in accordance with applicable taxing authority rules and regulations.

         5. TERMINATION. Employee's employment hereunder may be terminated prior to the end of the Term under the following circumstances:

                  (a) DEATH. Employee's employment hereunder shall terminate upon Employee's death.

                  (b) TOTAL DISABILITY. The Company may terminate Employee's employment hereunder at any time after Employee becomes "TOTALLY DISABLED." For purposes of this Agreement, Employee shall be "TOTALLY DISABLED" upon Employee's inability to perform his duties and responsibilities contemplated under this Agreement for a period of more than ninety (90) consecutive days due to physical or mental incapacity or impairment. Such termination shall become effective five
(5) days after the Company gives notice of such termination to Employee, or to Employee's spouse or legal representative, in accordance with Paragraph 8 hereof.

                  (c) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate Employee's employment hereunder for Cause at any time after providing written notice to Employee. For purposes of this Agreement, the term "CAUSE" shall mean any of the following: (i) perpetration by Employee of an intentional and knowing fraud against or affecting the Company or any of its affiliates, or any customer, client, agent or employee of the Company, or any of its affiliates; (ii) any willful or intentional act by Employee that is reasonably expected, in the Company's good faith judgment, to materially injure the reputation, business or business relationships of the Company or any of its affiliates; (iii) conviction (including conviction on a NOLO CONTENDERE plea) of a felony involving fraud, dishonesty or moral turpitude as determined by a non-appealable decision of a court of competent jurisdiction; (iv) the neglect or failure or refusal of Employee to perform Employee's duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness); (v) the breach of a covenant set forth in Paragraph 7 hereof; or (vi) any other material breach of this Agreement; provided, however, that in the circumstances described in clauses (iv) or (vi) of this Paragraph 5(c) Employee has failed to cure such neglect, failure, refusal or breach within ten (10) days after the receipt of written notice thereof describing in reasonable detail such neglect, failure, refusal or breach.

                  (d) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate Employee's employment at any time and for any reason or no reason upon written notice.

         6. COMPENSATION FOLLOWING AND EFFECTS OF TERMINATION PRIOR TO THE END OF THE TERM. In the event that Employee's employment hereunder is terminated prior to the end of the Term, Employee shall be entitled only to the following compensation and benefits upon such termination and such other following effects of termination shall apply:

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


                  (a) TERMINATION BY REASON OF DEATH OR TOTAL DISABILITY OR BY THE COMPANY FOR Cause. In the event that Employee's employment is terminated prior to the expiration of the Term by reason of Employee's death or Total Disability or for Cause pursuant to Paragraph 5(a), 5(b) or 5(c) hereof, respectively, the Company shall pay the following amounts to Employee (or Employee's spouse or estate, as the case may be):

         i. any accrued but unpaid Base Salary (as defined in, and determined pursuant to, EXHIBIT A attached hereto) for services rendered to the date of termination less any amounts received by Employee under the Company's long-term disability plan;

         ii. any accrued but unpaid Incentive Commission (as defined in, and determined pursuant to, EXHIBIT A attached hereto) due Employee as of the date of termination;

         iii. any accrued but unpaid expenses required to be reimbursed pursuant to Section 4 hereof; and

         iiii.    any accrued but unpaid vacation pay.

The benefits to which Employee and/or Employee's family may be entitled upon such termination pursuant to the plans, programs and arrangements referred to in EXHIBIT A attached hereto shall be determined and paid in accordance with the terms of such plans, programs and arrangements.


                  (b) TERMINATION BY THE COMPANY WITHOUT CAUSE.

         (i) In the event that Employee's employment is terminated by the Company without Cause, the Company shall pay the following amounts to Employee:

                           1. any accrued but unpaid Base Salary (as defined in,
and determined pursuant to, EXHIBIT A attached hereto) for services rendered to the date of termination;

                           2. any accrued but unpaid Incentive Commission (as
defined in, and determined pursuant to, EXHIBIT A attached hereto) due Employee as of the date of termination;

                           3. any accrued but unpaid expenses required to be
reimbursed pursuant to Section 4 hereof;

                           4. any accrued but unpaid vacation pay; and

                           5. If the employee is terminated without cause the
employee shall be entitled to receive, continued payment of three (3) months of the Base Salary and three (3) of bonus payment (as defined in, and determined pursuant to, EXHIBIT A attached hereto), that he otherwise would have been entitled to receive pursuant to EXHIBIT A.

                           (ii) The benefits to which Employee and/or Employee's
family may be entitled upon termination of Employee's employment by the Company without Cause pursuant to the plans, programs and arrangements referred to in EXHIBIT A attached hereto and shall be determined and paid in accordance with the terms of such plans, programs and arrangements.

                  (c) NO OTHER BENEFITS OR COMPENSATION. Except as may be specifically provided under this Agreement or under the terms of any incentive compensation, employee benefit or fringe benefit plan applicable to Employee at the time of the termination of Employee's employment prior to the end of the Term, Employee shall have no right to receive any other compensation or payment, or to participate in any other plan, arrangement or benefit, with respect to any future period after such termination.

         7. NONCOMPETITION AND NONSOLICITATION; NONDISCLOSURE OF PROPRIETARY INFORMATION; SURRENDER OF RECORDS.

                  (a) NONCOMPETITION; NONSOLICITATION.

                           (i) Employee acknowledges and recognizes the highly
competitive nature of the Company's business and that Employee's knowledge, experience and expertise, his position with the Company and access to and use of the Company's confidential records and proprietary information renders Employee special and unique. In consideration of the amounts that may hereafter be paid to Employee pursuant to this Agreement (including pursuant to Paragraph 3 hereof), Employee agrees that during the Term and the Covered Term (as defined below), Employee shall not, directly or indirectly (as defined below), (x) engage on his own behalf in a business that produces catalyst based emission control or remediation devices or processes(as defined below), or (y) own any interest in or engage in or perform any service for any person, firm, corporation or other entity, either as a partner, owner, employee, consultant, agent, officer, director or shareholder that (A) derives substantial revenues from the production of catalyst based emission control or remediation devices or processes or (B) is a meaningful competitor of the Company in the production of catalyst based emissions control or remediation devices or processes; Notwithstanding the foregoing, in the event the Employee is terminated without cause, then in that event, Employee may engage in a related business so long as Employee is not engaged directly or indirectly in the design or production of Catalyst Based Emission Control or Remediation Devices or Processes (as defined herein). To the extent applicable, Employee will be governed by the non solicitation provisions of this Agreement even if Employee is permitted to engage in a related business.

                           (ii) In further consideration of the payment by the
Company to Employee of amounts that may hereafter be paid to Employee pursuant to this Agreement (including pursuant to Paragraph 3 hereof), Employee agrees that during the Term and during the Covered Time, Employee shall not (a) directly or indirectly solicit or attempt to solicit or participate in the solicitation of or otherwise advise or encourage any employee, agent, consultant or representative of, or vendor or supplier to, the Company or any of its affiliates to terminate his, her or its relationship with the Company or any of its affiliates or to reduce the amount of business it does with the Company or any of their affiliates; or (b) directly or indirectly solicit or attempt to solicit or participate in the solicitation of or otherwise advise or encourage any employee, agent, consultant or representative of the Company or any of its affiliates to become an employee, agent, representative or consultant of or to any other individual or entity.

                           (iii) During the Term and during the Covered Time,
Employee agrees that upon the earlier of Employee's (x) negotiating with any Competitor (as defined below) concerning the possible employment of Employee by the Competitor, (y) receiving an offer of employment from a Competitor, or (z) becoming employed by a Competitor, Employee will immediately provide notice to the Company of such circumstances and provide copies of this Paragraph 7 to the Competitor. Employee further agrees that the Company may provide notice to a Competitor of Employee's obligations under this Agreement, including, without limitation, Employee's obligations pursuant to this Paragraph 7. For purposes of this Agreement, "COMPETITOR" shall mean during the Term and the Covered Term, any entity that then engages, directly or indirectly, in the production of emissions control or remediation devices or processes.

                           (iv) Employee understands that the provisions of this
Paragraph 7(a) may limit Employee's ability to earn a livelihood in a business similar to the business of the Company but nevertheless agrees and hereby acknowledges that the consideration provided under this Agreement (including pursuant to Paragraph 3 hereof) is sufficient to justify the restrictions contained in such provisions. In consideration thereof and in light of Employee's education, skills and abilities, Employee agrees that Employee will not assert in any forum that such provisions prevent Employee from earning a living or otherwise are void or unenforceable or should be held void or unenforceable; provided, however, that no provision of Paragraph 7(a)(i) hereof shall prohibit Employee from merely owning (i.e., having no participation or involvement in the management) no more than four percent (4%) of the outstanding equity securities of any actively traded public entity.

                           (v) For purposes of any provision of Paragraph 7
hereof, (x) "COVERED Time" shall mean the three (3) months immediately following the termination or expiration of this Agreement, (y) "directly or indirectly" means in Employee's individual capacity for his own benefit or as a shareholder, partner, member or other principal, officer, director, employee, agent or consultant of or to any individual, corporation, partnership, joint venture, limited liability company, business trust, association or any other business entity whatsoever, and (z) "PRODUCTION OF CATALYST BASED EMISSION CONTROL OR REMEDIATION DEVICES" means Wire Mesh substrates as catalytic substrates , catalytic particulate filtration" or any other product or technology that the Company is working on at the time of termination.

                  (b) PROPRIETARY INFORMATION. Employee acknowledges that during the course of Employee's employment with the Company, Employee will necessarily have access to and make use of proprietary information and confidential records (as those terms are defined below) of the Company and its affiliates. Employee covenants that Employee shall not during the Term or at any time thereafter, directly or indirectly, use for Employee's own purpose or for the benefit of any individual or entity other than the Company and its affiliates, nor otherwise disclose to any individual or entity, any proprietary information of which Employee has knowledge, unless such disclosure has been specifically authorized in writing by the Company or such affiliates or is required by law. Employee acknowledges and understands that the term "PROPRIETARY INFORMATION" includes, but is not limited to: (i) all ideas, inventions, know-how, technology, formulas, designs, software, programs, algorithms, products, systems, applications, processes, procedures, methods and improvements and enhancements, and all related documentation, whether or not patentable, copyrightable or entitled to other forms of protection, utilized by the Company or its affiliates or which are, directly or indirectly, related to the business, products or services, or proposed business, products or services, of the Company or its affiliates; (ii) the name and/or address of any customer or vendor of the Company or its affiliates or any information concerning the transactions or relations of any customer or vendor of the Company or its affiliates with the Company or any of its stockholders, principals, directors, officers, employees or agents; (iii) any financial information relating to the Company or its affiliates and their respective businesses, including, without limitation, information relating to pricing or marketing methods, sales margins, cost or source of materials, supplies or goods, capital structure, operating results or borrowing arrangements; (iv) any information which is generally regarded as confidential or proprietary in any line of business engaged in by the Company or its affiliates; (v) any business plans, budgets, advertising or marketing plans;
(vi) any information contained in any of the written or oral policies and procedures or manuals of the Company or its affiliates; (vii) any information belonging to customers, vendors or affiliates of the Company or its affiliates or any other individual or entity which the Company or its affiliates has agreed to hold in confidence; and (viii) all written, graphic and other material (in any medium whether in writing, on magnetic tape or in electronic or other form) relating to any of the foregoing. Employee acknowledges and understands that information that is not novel or is not copyrighted, trademarked or patented, or eligible for such or any other protection may nonetheless be proprietary information. The term "proprietary information" shall NOT include information generally available to and known by the public or information that is or becomes available to Employee on a non-confidential basis from a source other than the Company (or any of its affiliates) or the Company's stockholders, directors, officers, employees or agents (other than as a result of a breach of any obligation of confidentiality).

                  (c) CONFIDENTIALITY AND SURRENDER OF RECORDS. Employee shall not during the Term or at any time thereafter (irrespective of the circumstances under which Employee's employment by the Company terminates), except as required by law or as is necessary for the performance of Employee's duties under this Agreement, and only upon prior written notice thereof to the Company, directly or indirectly, publish, make known or in any manner disclose any confidential records to, or permit any inspection or copying of confidential records by, any individual or entity. Employee shall not retain, and will deliver promptly to the Company, all copies of any of the same following termination of Employee's employment hereunder for any reason or upon request by the Company. For purposes of this Paragraph 7, "CONFIDENTIAL RECORDS" means, without limitation, all correspondence, memoranda, files, manuals, books, lists, financial, operating or marketing records and customer and vendor records relating to or containing any proprietary information (in any medium whether in writing, on magnetic tape or in electronic or other form) or equipment of any kind which may be in Employee's possession or under Employee's control or accessible to Employee. All confidential records shall be and remain the sole and exclusive property of the Company during the Term and thereafter.

                  (d) COOPERATION. Employee shall, during the Term and thereafter, fully cooperate with the Company and its affiliates in connection with the prosecution or defense of any claim, action, arbitration, suit or proceeding against or by a third party relating to the Company or any of its subsidiaries or Employee or the performance of his services as an employee or officer of the Company or any of its affiliates, including, without limitation, providing access to Employee's files and records that are relevant to such claim, action, arbitration, suit or proceeding and appearing as a witness in any such claim, action, arbitration, suit or proceeding. During the Term and thereafter, Employee agrees to give Company notice of any such claim, action, arbitration, suit or proceeding by a third party promptly after receipt of any notice given in connection therewith to Employee by a party other than Company.

                  (e) NO OTHER OBLIGATIONS. Employee represents that Employee is not precluded or limited in Employee's ability to undertake or perform the duties described herein by any contract, agreement or restrictive covenant. Employee covenants that Employee shall not employ the trade secrets or proprietary information of any other individual or entity in connection with Employee's employment by the Company.

                  (f) DEVELOPMENTS THE PROPERTY OF THE COMPANY. All discoveries, inventions, ideas, technology, formulas, designs, software, programs, algorithms, products, systems, applications, processes, procedures, methods and improvements and enhancements conceived, developed or otherwise made or created or otherwise produced by Employee at any time, alone or with others, and in any way relating to the present or proposed business, products or services of the

Company or its affiliates, whether or not subject to patent, copyright or other protection and whether or not reduced to tangible form, during the period of Employee's employment with the Company ("DEVELOPMENTS"), shall be the sole and exclusive property of the Company. Employee agrees to, and hereby does, assign to the Company, without any further consideration, all Employee's right, title and interest throughout the world in and to all Developments. Employee agrees that all such Developments that are copyrightable may constitute works made for hire under the copyright laws of the United States and, as such, acknowledges that the Company is the author of such Developments and owns all of the rights comprised in the copyright of such Developments and Employee hereby assigns to the Company without any further consideration all of the rights comprised in the copyright and other proprietary rights Employee may have in any such Development to the extent that it might not be considered a work made for hire. There shall be excluded from this Paragraph 7(f) any Development produced by Employee (i) which is developed by Employee without the use of the Company's property or facilities, (ii) which does not make use of any proprietary information or confidential records of the Company or any of its affiliates, and (iii) which does not relate to the present or proposed business, products or services of the Company or its affiliates or to the ongoing or planned product development efforts of the Company or its affiliates. Employee shall make and maintain adequate and current written records of all Developments and shall disclose all Developments promptly, fully and in writing to the Company promptly after development of the same, and at any time upon request; provided, however, that Developments excluded under the preceding sentence shall be received by the Company in confidence.

                  (g) UNCONDITIONAL ASSIGNMENT OF INTELLECTUAL PROPERTY. Employee acknowledges that all intellectual property or proprietary information, enhancements to intellectual property or processes developed during the scope of Employee's association and or employment with the Company prior to the effective date of this Agreement and all intellectual property, enhancements to existing intellectual property or processes developed by Employee during the term of this Agreement are the exclusive property of the Company.

                  (h) ENFORCEMENT. Employee acknowledges and agrees that, by virtue of Employee's position with the Company, the services to be rendered by Employee to the Company under this Agreement and Employee's access to and use of confidential records and proprietary information, any violation by Employee of any of the undertakings contained in this Paragraph 7 would cause the Company or its affiliates immediate, substantial and irreparable injury for which it has no adequate remedy at law. Accordingly, Employee agrees that in the event of a breach or threatened breach by Employee of any said undertakings, the Company will be entitled to temporary and permanent injunctive relief in any court of competent jurisdiction (without the need to post bond and without proving that damages would be inadequate). The rights and remedies provided for in this Paragraph 7 are cumulative and shall be in addition to rights and remedies otherwise available to the parties hereunder or under any other agreement or applicable law.

         8. NOTICES. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing and shall be deemed to have been duly given when actually received or, if mailed, three (3) days after mailing by registered or certified mail, return receipt requested, to those person's listed below at their respective addresses listed below or at such other address or person's attention as each party may specify by notice to the other in accordance with the provisions of this Paragraph 8:

                  If to the Company:

                  Environmental Solutions Worldwide, Inc.

                           335 Connie Crescent
                           Concord Ontario L4K 5R2
                           Attention:  The Company CEO and/or President
                           Telecopier No.:  (905) 695-5013

                  If to Employee:

                           Stefan Boekamp



         9. ASSIGNABILITY; BINDING EFFECT. This Agreement is a personal contract calling for the provision of unique services by Employee, and Employee's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated. In the event of any attempted assignment or transfer of rights hereunder by Employee contrary to the provisions hereof (other than as may be required by law), the Company will have no further liability for payments hereunder. The rights and obligations of the Company hereunder will be binding upon and run in favor of the successors and assigns of the Company. This Agreement does not create, and shall not be interpreted or construed to create, any rights enforceable by any person not a party to this Agreement, except as specifically provided in Paragraph 6 hereof.

         10. COMPLETE UNDERSTANDING; AMENDMENT; WAIVER. This Agreement constitutes the complete understanding between the parties with respect to the employment of Employee and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto. Any waiver of any term or provision hereof, or of the application of any such term or provision to any circumstances, shall be in writing signed by the party charged with giving such waiver. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived. No delay on the part of the Company or Employee in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Employee of any such right or remedy shall preclude other or further exercise thereof.

         11. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. To the extent that a court of competent jurisdiction determines that Employee breached any undertaking in Paragraph 7 hereof, the Company's obligations to make payments hereunder shall immediately cease, provided that the Company shall be liable for such payments in the event that the determination of such court is overturned or reversed by any higher court. If the final judgment of a court of competent jurisdiction declares that any provision of this Agreement, including, without limitation, any provision of Paragraph 7 hereof, is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the provision, to delete specific words or phrases and to replace any invalid or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision, and this Agreement shall be enforceable as so modified.

         12. SURVIVABILITY. The provisions of this Agreement which by their terms call for performance subsequent to termination of Employee's employment hereunder, or of this Agreement, shall so survive such termination.

         13. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within the State without regard to its conflict of laws provisions. Any action to enforce this Agreement must be brought in a United States Federal court situated in the City of New York and County of New York. Each party hereby waives the right to claim that any such court is an inconvenient forum, or that there is a more convenient forum, for the resolution of any such action.

         14. REPRESENTATION. Employee represents that he has either been provided or has consulted with independent counsel and financial advisors prior to executing this Agreement and that this Agreement has been presented to Employee based upon the recommendation of the Company's compensation committee and unanimous consent of the Company's independent board.

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.





              [The Remainder of This Page Intentionally Left Blank]

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         16. TITLES AND CAPTIONS. All paragraph titles or captions in this
Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any provision hereof.



         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Employment Agreement as of the date first above written.

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.


                                    By:________________________________
                                         Name:
                                          Title:


                                    EMPLOYEE


                                    -----------------------------------
                                    Stefan Boekamp


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


                        EXHIBIT A TO EMPLOYMENT AGREEMENT

         Employee shall receive the following compensation and benefits for the performance of all his services under the Employment Agreement, dated as of February 4th, 2008, to which this EXHIBIT A is attached. Capitalized terms used, but not defined, in this EXHIBIT A shall have the same meanings as those in such Employment Agreement.

         (a) SALARY. The Company shall pay Employee a base salary (the "BASE SALARY") of one hundred and fifteen thousand dollars ($115,000 CN) per annum, payable in accordance with the Company's payroll practices and subject to all legally required or customary withholdings.

         (b) BONUS. The Company shall pay Employee bonus salary from time to time as determined at the sole discretion of the Company's Compensation Committee with the ratification of the Company's Board of Directors.

         (c) BENEFITS. Employee shall be entitled to participate in any and all deferred compensation, 401(k) or other retirement plans, medical insurance, dental insurance, group health, disability insurance, pension and other benefit plans that are made generally available by Company to its executives who have similar responsibilities and perform similar functions as Employee. Company in its sole discretion, may at any time amend or terminate its benefit plans or programs without any obligation or liability to Employee that has not accrued as of the date of such amendment or termination.

         (d) STOCK OPTIONS. Employee shall be granted 50,000 stock options to purchase shares of the Company's Common Stock, exercisable for a period of three
(3) years at $0.71 U.S. per share with said options vesting on the date of grant.

         (e) VACATION. Employee shall be entitled to receive three weeks of annual vacation in accordance with the Company's vacation policy Employee shall be entitled to all paid holidays the Company makes available to its employees.


Initials: Company _____                       Employee  _____